GLOBE LIFE INC. PERFORMANCE SHARE AWARD AGREEMENT Globe Life Inc. (the “Company”) grants effective _____, 2026 (the “Grant Date”) to __________ (the “Grantee”) Performance Shares (the “Performance Shares”) representing the right to earn, on a one-for-one basis, shares of the Company’s Common Stock, $1.00 par value (“Stock”), pursuant to and subject to the provisions of the Globe Life Inc. 2018 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award agreement (this “Agreement”). The target number of Performance Shares subject to this award is ________ (the “Target Award”). Depending on the Company’s level of attainment of specified targets for the metrics specified in Exhibit A for the period commencing January 1, 2026 and ending on December 31, 2028 (the “Performance Period”). Grantee may earn 0% to 200% of the Target Award, in accordance with the matrices attached hereto in Exhibit A and the terms of this Agreement. By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions of this Agreement and the Plan. GLOBE LIFE INC. Grant Date: By: Accepted by Grantee: Its: Authorized Officer TERMS AND CONDITIONS 1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Agreement: (i) “Confirmation Date” the date of the Committee’s certification of achievement of the Performance Objectives and determination of the Performance Multiplier following the end of the Performance Period. (ii) “Retirement” means resignation or termination of employment without Cause from the Company six (6) months after providing notice to the Company, unless notice has been waived by the Committee, and the Grantee has satisfied one of the following criteria on the date of Retirement: (1) age 65 or (2) age and years of Continuous Service with the Company equal or exceed 65 and the Grantee is at least 55 and has at least five (5) years of Continuous Service. (iii) “Performance Multiplier” means the percentage, from 0% to 200%, that will be applied to the Target Award to determine the number of Performance Shares that will convert to shares of Stock on the Confirmation Date, as more fully described in Exhibit A hereto.

2 (iv) “Performance Objectives” are the performance objectives relating to Book Value per Diluted Shares Outstanding and Net Operating Income as a Return on Equity set forth on Exhibit A that must be achieved in order for Performance Shares to be earned by Grantee pursuant to this Award. (v) “Vesting Date” is defined in Section 2 of this Agreement. 2. Earning and Vesting of Performance Shares. The Performance Shares have been credited to a bookkeeping account on behalf of Grantee and do not represent actual shares of Stock. The Performance Shares are being awarded to the Grantee in return for Grantee’s promises contained herein including the terms and provisions of Section 8. The Performance Shares represent the right to earn up to 200% of the Target Award, based on (i) the Company’s attainment of the Performance Objectives and (ii) the application of the Performance Multiplier to the Target Award in accordance with Exhibit A. Notwithstanding the foregoing, in the event of the Grantee’s death during the Performance Period, Grantee shall be deemed to have earned 100% of the Target Award upon such event (without application of any Performance Multiplier). In the event of termination of Grantee’s employment due to Disability or Retirement during the Performance Period, the Performance Shares shall represent the right to earn an award of 0% to 200% of the Target Award based on (i) the Company’s attainment of the Performance Objectives (to the extent certified by the Committee), and (ii) application of the Performance Multiplier (as may be determined by the Committee) to the Target Award in accordance with Exhibit A. Upon a Change in Control of the Company, the vesting and payment of Performance Shares shall be determined in accordance with Section 13.7 of the Plan. Notwithstanding the foregoing, in the event Grantee has been designated an Eligible Executive under the Globe Life Inc. Executive Severance Plan (the “Severance Plan”) and Grantee’s employment is terminated due to a “Qualifying Termination” (as such term is defined in the Severance Plan) during the performance period, the Performance Shares shall represent the right to earn a prorated award of 0% to 200% of the Target Award based on (i) the Company’s attainment of the Performance Objectives (to the extent certified by the Committee), and (ii) application of the Performance Multiplier (as may be determined by the Committee) to the Target Award in accordance with Exhibit A. The calculation of the prorated award shall be determined based upon the proportional number of full months of Grantee’s Continuous Service with the Company or one of its affiliates during the Performance Period as of the date of termination. Any earned Performance Shares will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”): (a) the Confirmation Date, provided either (i) Grantee has continued in the employment of the Company or its Affiliates through such date, or (ii) Grantee’s employment with the Company has terminated due to Grantee’s Retirement , or (iii) Grantee has been designated an Eligible Executive under the Severance Plan and Grantee’s employment has terminated due to a Qualifying Termination during the Performance Period, or (b) the termination of Grantee’s employment due to death or Disability, or (c) a Change in Control of the Company.

3 In the event Grantee’s employment terminates for any reason other than as described above at any time prior to the applicable Vesting Date, all of Grantee’s Performance Shares will immediately be forfeited to the Company without further consideration or any act or action by Grantee. 3. Termination with Cause. If Grantee’s employment with the Company, any Subsidiary and/or any Affiliate is terminated for Cause or the Committee determines that the Grantee has engaged in conduct that would be grounds for termination with Cause, the Performance Shares shall be immediately forfeited and any shares of Stock issued hereunder shall be subject to recoupment by the Company based upon a determination by the Committee that recoupment is necessary to recover the economic loss associated with the termination with Cause. Any such determination shall be made by the Committee in its sole and absolute discretion. 4. Settlement in Stock. Any earned and vested Performance Shares will be settled by the Company by issuing shares of Stock (one share per vested Performance Share) within thirty (30) days following the Vesting Date by book-entry registration or by issuance of shares in Grantee’s name. Any Performance Shares that fail to vest in accordance with the terms of this Agreement will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee. 5. Dividend Equivalents. If and when dividends or other distributions are paid with respect to the Stock while the Performance Shares are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of Stock then underlying the Performance Shares shall be converted into additional Performance Shares in Grantee’s name based upon the Fair Market Value of the Stock as of the date such dividends or distributions were payable. The additional Performance Shares will vest on the Vesting Date. To the extent any Performance Shares are vested and payable to the Grantee as a result of dividend equivalents, such Performance Shares will be settled in cash or Stock at the discretion of the Committee. If settled in Stock, the Company will issue shares of Stock (one share per vested Performance Share) within thirty (30) days following the Vesting Date by book-entry registration or by issuance of shares in Grantee’s name. 6. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Performance Shares may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Performance Shares may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution. 7. Restrictions on Issuance of Stock. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Stock underlying the Performance Shares upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Performance Shares, stock units will not be converted to Stock in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

4 8. Noncompetition/Confidentiality/Nonsolicitation. Upon Grantee’s separation from employment from the Company for any reason for a period of three (3) years from the date of such separation or in the event of termination due to Retirement , during the remaining vesting period prior to the Confirmation Date, whichever is longer (the “Restriction Period”), Grantee agrees not to engage or participate, directly or indirectly, including but not limited to as an employee, consultant, advisor, contractor, partner, owner or otherwise, in a competing business, which is one that provides the same or substantially similar products or services as the Business with which Grantee was involved. “Business” is defined as product development, marketing, sales and servicing of life insurance, health insurance and annuity products through captive agents, independent agents and direct response marketing channels. Life insurance includes individual life or group life, with or without return-of-premium benefit. Health insurance includes accidental death or supplemental health insurance products, with or without return-of premium benefits, including cancer, critical illness, hospital indemnity, Medicare supplement. Annuity includes deferred annuities or single premium immediate annuities. (All of the foregoing are referred to collectively as the “Business”). Grantee further agrees that he will not serve as a Board member for any company that provides the same or similar products or services as the Business. Grantee also agrees and understands that this noncompetition agreement extends to competition in any state in which Grantee worked or directed work for the Company (referred to as the “Restricted Area”). Grantee acknowledges that the Restricted Area, scope of prohibited activities, and the Restriction Period are reasonable and are no broader than are necessary to protect Company’s legitimate business interests. Grantee also acknowledges that the Company would not be providing the benefits set forth in this Agreement but for Grantee’s covenants and promises contained in this Section. Grantee further agrees that during the non-competition term, Grantee shall immediately notify the Company in writing of any employment, work, or business he undertakes with or on behalf of any person (including himself) or entity other than the Company and acknowledges and agrees that the Company may place Grantee’s future employer on notice of the Grantee’s post- employment obligations. Grantee further expressly agrees and understands that the Company has disclosed confidential, proprietary and/or trade secret information to Grantee. Grantee agrees that he will not utilize nor disclose to any third party any of the Company’s confidential, proprietary or trade secret information at any time in the future. In consideration of the Company disclosing such information to Grantee and/or for the consideration provided to Grantee by the Company in this Agreement, which Grantee acknowledges is sufficient and reasonable consideration, Grantee has agreed to the non-competition provisions set forth herein. In addition, due to the type of information to which Grantee has been given access, there are some types of future employment in which Grantee would inevitably use and disclose confidential and proprietary information in violation of Grantee’s promises. Therefore, Grantee acknowledges as part of this agreement the potential for such unauthorized inevitable disclosure and agrees that the non-competition provisions set forth herein are necessary and reasonable. Notwithstanding any other provision of this Agreement, nothing herein shall prohibit Grantee from reporting possible violations of federal law or regulation to any governmental agency or entity or making other disclosures that are protected pursuant to federal law or regulation. Prior authorization from the Company is not required in order to make any such reports or disclosures and Grantee is not required to notify the Company that such reports or disclosures have been made.

5 IMMUNITY NOTICE. Pursuant to the Defend Trade Secrets Act of 2016, Grantee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and solely for the purpose of reporting or investigating a suspected violation of the law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Should any provision in this Agreement conflict with this provision, this provision shall control. Grantee also agrees that during the Restriction Period he will not solicit the clients or customers of the Company in order to request or advise such clients or customers to end, change or curtail their business relationship with the Company. In addition, Grantee agrees that during the Restriction Period he will not solicit any employee of the Company in order to request or advise any such employee to end, change or curtail their employment relationship with the Company. If for any reason any court of competent jurisdiction finds any provision of this Section to be unreasonable in duration or scope or otherwise, Company and Grantee agree that the court shall reform the restrictions and prohibitions contained in this Section so that they shall be effective to the fullest extent allowed under applicable law. Each covenant set forth in this Section shall survive the termination of this Agreement and Grantee’s employment for any reason and shall be construed as an agreement independent of any other provision of this Agreement. Grantee acknowledges and agrees that the covenants, obligations and agreements of Grantee contained in this Section concern special, unique and extraordinary matters and that a violation of any of the terms of these covenants, obligations or agreements will cause Company irreparable injury for which adequate remedies at law are not available. Therefore, Grantee agrees that Company will be entitled to an injunction, restraining order, or any other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Grantee from committing any violation of the covenants, obligations or agreements referred to in this Agreement. These injunctive remedies are cumulative and in addition to any other rights and remedies Company may have against Grantee. In addition, Grantee agrees that if the terms of this Section are violated or if the terms of this Section are determined to be unenforceable by any court of competent jurisdiction, Grantee shall forfeit and not be entitled to receive the Performance Shares granted herein. If Grantee has already received the Performance Shares, Grantee agrees to repay the Company the value of the Performance Shares on the date it was received by Grantee upon five (5) days written notice. 9. Limitation of Rights. The Performance Shares do not confer to Grantee or Grantee’s beneficiary, executors or administrators any voting rights, rights to receive dividends or any other rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the units. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

6 10. No Entitlement to Future Awards. The grant of the Performance Shares does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions. 11. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Performance Shares. With respect to withholding required upon any taxable event arising as a result of the Performance Awards, the employer may satisfy the tax withholding requirement by withholding shares of Stock having a Fair Market Value, as of the date that the amount of tax to be withheld is to be determined, as nearly equal as possible to (but no more than) the total minimum statutory tax required to be withheld. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee. 12. Recoupment. Performance Shares awarded hereunder are subject to the Globe Life Inc. Clawback Policy as it may be amended or revised (the “Clawback Policy”). Any Performance Shares awarded hereunder or any shares of Stock issued hereunder shall be subject to forfeiture and recoupment by the Company based on a later determination that recoupment is required under the Clawback Policy. Any such determination by the Committee (in its sole discretion) shall be deemed a failure by Grantee to meet conditions precedent to payment of the Award and render the payment subject to recoupment. 13. Amendment. Subject to the terms of the Plan, the Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested and subject to application of the Performance Multiplier (i.e., as if all restrictions on the Performance Shares hereunder had expired) on the date of such amendment or termination. Notwithstanding the foregoing, Grantee hereby expressly agrees to any amendment to the Plan and this Agreement to the extent necessary to comply with applicable law or changes to applicable law (including, but not limited to, Code Section 409A) and related regulations or other guidance and federal securities laws. 14. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Performance Shares, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Performance Shares, are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative. Any conflict between this Agreement and the terms of a written employment with Grantee that has been approved, ratified or confirmed by the Committee shall be decided in favor of the provisions of such employment agreement.

7 15. Governing Law/Venue. Except as noted below, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflict of laws. However, the terms and provisions set forth in Section 7 shall be governed by the laws of the State of Texas. In addition, Grantee and the Company agree that any disputes or claims concerning or relating to the terms and provisions of this Agreement (including Section 6) shall be filed in Collin County, State of Texas or the United States District Court for the Eastern District of Texas. 16. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included. 17. Relationship to Other Benefits. The Performance Shares shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program. 18. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Globe Life Inc., 3700 South Stonebridge Drive, McKinney, Texas 75070, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company. 19. Section 409A. The Performance Shares awarded hereunder are intended to be exempt from Code Section 409A as a short-term deferral. In the event the Performance Shares are determined not to be exempt, it is intended to comply with Code Section 409A and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Section 409A. Any reference to Grantee’s termination of employment shall mean a cessation of the employment relationship between the Grantee and the Company which constitutes a “separation from service” as determined in accordance with Code Section 409A and related regulations. Notwithstanding any provision to the contrary in this Agreement, if the Grantee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then the payments under this Agreement that are subject to Section 409A and paid by reason of a termination of employment shall be made or provided on the later of (a) the payment date set forth in this Agreement, or (b) the date that is the earliest of (i) the expiration of the six-month period measured from the date of Grantee’s termination of employment or (ii) the date of the Grantee’s death, if applicable (the “Delay Period”). Payments subject to the Delay Period shall be paid to the Grantee without interest for such delay in payment.

EXHIBIT A The Performance Shares will be earned, in whole or in part, based on the Company’s achievement of Performance Objectives relating to Book Value per Diluted Shares Outstanding and Net Operating Income as a Return on Equity (each as defined below). Determination of all Performance Measures will be based on existing Federal corporate tax rates as of the commencement of the Performance Period and excludes any impact from the Corporate Alternative Minimum Tax. Performance Goals / Percent Earned Actual Performance Performance Multiplier Earned 1 Weighted Performance Multiplier Earned 2 Performance Measure Weighting Threshold 50% Target 100% Maximum 200% Book Value per Diluted Shares Outstanding 3 50% $ $ $ Net Operating Income as a Return on Equity 4 50% % % % Performance Multiplier 5 1 Performance below the Threshold level results in 0% earned. All other percentages earned are determined by pro-ration between the appropriate Performance Goals. 2 Performance Multiplier for the Performance Measure multiplied by the Weighting assigned to that Performance Measure 3 “Book Value per Diluted Shares Outstanding” means the book value per diluted shares outstanding as of the end of the Performance Period. The numerator will equal ending Shareholder’s Equity plus accumulated common shareholders’ dividends during the Performance Period. Shareholders’ Equity shall exclude the effect of Accumulated Other Comprehensive Income and any changes in Federal corporate tax rates or GAAP accounting standards. Diluted Shares Outstanding is the diluted shares outstanding as of December 31, 2028, adjusted to reflect share repurchases under Globe Life’s Share Repurchase Program in each calendar year at average share repurchase prices of $______ for 2026, $______ for 2027, $______ for 2028 and a share price of $______ as of the end of the Performance Period. 4 “Net Operating Income as a Return on Equity” (NOI ROE) means average return on equity earned for the three-year Performance Period (calculated to two decimal places) using “Net Operating Income” per the Company's Operating Summary, excluding any changes in Federal corporate tax rates or GAAP accounting standards. Average Shareholder’s Equity in the denominator shall exclude the effect of Accumulated Other Comprehensive Income and any changes in Federal corporate tax rates or GAAP accounting standards. The average diluted shares outstanding is the weighted average of common and diluted shares outstanding over the course of the respective fiscal year. Thus, if the NOI ROE earned for each year of the Performance Period were 14%, 15% and 16% respectively, average NOI ROE would be 15%. 5 Total of the Weighted Performance Multiplier Earned.